As filed with the Securities and Exchange Commission on July 22, 2021

Registration No. 333-254053

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Texas Community Bancshares, Inc.
Mineola Community Bank 401(k) Profit Sharing Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	86-2760335
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 West Broad Street
Mineola, Texas 75773
(903) 569-2602
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James H. Herlocker, III
Chairman, President and Chief Executive Officer
Texas Community Bancshares, Inc.
215 West Broad Street
Mineola, Texas 75773
(903) 569-2602
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ◻

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ⌧

Sale to the Public Concluded July 14, 2021.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 1,553,241 shares of the $0.01 par value common stock of Texas Community Bancshares, Inc. (the “Registrant”), previously registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 14, 2021, and offered by means of the Prospectus dated May 14, 2021 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on May 24, 2021.  The remaining 3,257,759 shares of such common stock have been offered, sold and/or issued in accordance with and as described in the Prospectus, of which 3,207,759 shares were sold in the Subscription Offering and 50,000 shares were issued to the TCBS Foundation, Inc.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 1,553,241 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mineola, State of Texas, on July 22, 2021.

TEXAS COMMUNITY BANCSHARES, INC.

By:         /s/ James H. Herlocker, III
James H. Herlocker, III
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James H. Herlocker, III James H. Herlocker, III	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 22, 2021

/s/ Julie Sharff Julie Sharff	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2021

/s/ * Clifton D. Bradshaw	Director	July 22, 2021

/s/ * James B. Harder	Director	July 22, 2021

/s/ * Sheree Mize	Director	July 22, 2021

/s/* Mark A. Pickens	Director	July 22, 2021

/s/ * Jerry Presswood	Director	July 22, 2021

/s/ * Kerry Nan Saucier	Director	July 22, 2021

/s/ * Johnny Sherrill	Director	July 22, 2021

/s/ * Robert L. Smith, III	Director	July 22, 2021

/s/ * Glen Thurman	Director	July 22, 2021

*  By Power of Attorney dated March 9, 2021.